                     SEVENTH AMENDMENT AND WAIVER AGREEMENT

    THIS SEVENTH AMENDMENT AND WAIVER AGREEMENT (this "AMENDMENT") is made as of March 26, 1998, by and between WHITEFORD FOODS VENTURE, L.P., a Texas limited partnership (the "BORROWER") and PNC BANK, NATIONAL ASSOCIATION, a national banking association, successor by merger to PNC Bank, Ohio, National Association, as Agent (the "AGENT"), for the Lenders under the below-defined Credit Agreement.

                                  WITNESSETH:

    WHEREAS, the Borrower, the Agent and the Lenders entered into a Credit Agreement dated June 13, 1994, which was subsequently amended by an Amendment to Credit Agreement dated March 31, 1995, a Second Amendment to Credit Agreement dated April 20, 1995, a Third Amendment to Credit Agreement dated July 11, 1995, a Fourth Amendment to Credit Agreement dated November 7, 1995, a Fifth Amendment and Waiver Agreement dated May 9, 1996, and a Sixth Amendment to Credit Agreement dated as of June 30, 1997 (collectively, the "CREDIT AGREEMENT") which evidences some or all of the Borrower's obligations to the Lender for one or more loans or other extension of credit (the "OBLIGATIONS"); and

    WHEREAS, the Borrower and the Agent desire to amend the Credit Agreement as provided for below;

    NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

    1.  AMENDMENTS. The Credit Agreement is amended as follows:

        1.1 Section 4.13 of the Credit Agreement is hereby deleted in its entirety and the following inserted in its place:

        "4.13. CURRENT RATIO. As of the end of each fiscal month of Borrower, the ratio of Borrower's Current Assets to its Current Liabilities during the time periods specified below shall equal or exceed the following:

         Time Period                            Minimum Ratio
         -----------                            -------------
         January 1, 1998 through and
         including September 30, 1998               0.90:1

         October 1, 1998 and thereafter             1.00:1"

    2. WAIVER. The Borrower's failure to comply with Section 4.9 FISCAL YEAR; PARTNERSHIP INTERESTS; DISTRIBUTIONS of the Credit Agreement for its fiscal year ending December 28, 1997, and Section 4.13 CURRENT RATIO of the Credit Agreement for its fiscal months ending November 23, 1997 and December 28, 1997, constitute Events of Default under Section 8.1(d) of the Credit Agreement. The Borrower has requested that the Agent waive these Events of Default. The Agent hereby grants a waiver of Borrower's non-compliance with Sections 4.9 and 4.13 of the Credit Agreement and of the Events of Default that would otherwise result from a violation of those Sections for the Borrower's fiscal year ending December 28, 1997, and for the Borrower's fiscal months ending November 23, 1997 and December 28, 1997. The Borrower agrees that it will hereafter comply fully with Sections 4.9 and 4.13 of the Credit Agreement and all related documents, instruments and agreements (collectively, the "LOAN DOCUMENTS"), which remain in full force and effect.

        2.1 Except as expressly described above, this waiver shall not constitute (a) a modification or an alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document or (b) a waiver, release or limitation upon the Agent's or the Lender's exercise of any of its rights and remedies thereunder, which are hereby expressly reserved. This waiver shall not relieve or release the Borrower or any guarantor in any way from any of its respective duties, obligations, covenants or agreements under the Credit Agreement or the other Loan Documents or from the consequences of any Event of Default thereunder, except as expressly described above. This waiver shall not obligate the Agent or the Lenders, or be construed to require the Agent or the Lenders, to waive any other Events of Default or defaults, whether now existing or which may occur after the date of this Waiver.

    3. Any and all references to the Credit Agreement in any other Loan Documents shall be deemed to refer to such Credit Agreement as amended hereby. Any initially capitalized terms used in this Amendment without definition shall have the meanings assigned to those terms in the Credit Agreement.

    4. This Amendment is deemed incorporated into each of the Loan Documents. To the extent that any term or provision of this Amendment is or may be deemed expressly inconsistent with any term or provision in any Loan Document, the terms and provisions hereof shall control.

    5. The Borrower hereby represents and warrants that (a) all of its representations and warranties in the Loan Documents are true and correct, (b) no default or Event of Default exists under any Loan Document, and (c) this Amendment has been duly authorized, executed and delivered and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

    6. The Borrower hereby confirms that any collateral for the Obligations, including but not limited to liens, security interests, mortgages, and pledges granted by the Borrower or third parties (if applicable), shall continue unimpaired and in full force and effect.

    7. This Amendment will be binding upon and inure to the benefit of the Borrower, the Agent and the Lenders and their respective successors and assigns.

    8. Except as amended hereby, the terms and provisions of the Loan Documents remain unchanged and in full force and effect. Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of any Loan Document, a waiver of any default or Event of Default thereunder, or a waiver or release of any of the Agent's or the Lenders' rights and remedies (all of which are hereby reserved). THE BORROWER EXPRESSLY RATIFIES AND CONFIRMS THE CONFESSION OF JUDGMENT AND WAIVER OF JURY TRIAL PROVISIONS.

    Executed as of the date first written above.

                                     WHITEFORD FOODS VENTURE, L.P.,
                                     a Texas limited partnership

                                     By:  G/W FOODS, INC., general partner,
                                          a Texas corporation

                                     By:  /s/ A. GREENAWAY
                                        ---------------------------------------
                                     Print Name:  Albert D. Greenaway
                                                -------------------------------
                                     Title:  President
                                           ------------------------------------

                                     PNC BANK, NATIONAL ASSOCIATION, as Agent a national banking association

                                     By:  /s/ Timothy E. Reilly
                                        ---------------------------------------
                                     Print Name: TIMOTHY E. REILLY
                                                -------------------------------
                                     Title:  VICE PRESIDENT
                                           ------------------------------------

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